Exhibit 21.1

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
List of Significant Subsidiaries

Formation
Entity Name	Jurisdiction
NorthStar Real Estate Income Trust Operating Partnership, LP...........................................................	Delaware
NS Income Opportunity REIT Holdings, LLC......................................................................................	Delaware
NS SKAGOS Holdings NT-1, LLC.......................................................................................................	Delaware
NorthStar 2013-1, LLC..........................................................................................................................	Delaware
NS Income Sub-REIT Corp...................................................................................................................	Maryland
NRFC Income Opportunity Securities Holdings, LLC	Delaware
NS Income DB Loan, LLC	Delaware
Project Shore NL Investor I, LLC	Delaware
Project Shore NL Investor II, LLC	Delaware
SE Malls Lender NT-I, LLC	Delaware
1401 ELM NT-I, LLC	Delaware
Ohio Industrial Holdings NT-I, LLC	Delaware
80 Broad PE-NT-I, LLC	Delaware
RNSI City Place JV, LLC	Delaware